THIS INDENTURE MADE THE 15TH DAY OF FEBRUARY, 1994,

BETWEEN:

                              CARLVAD HOLDINGS INC.
                        A COMPANY INCORPORATED UNDER THE
                         LAWS OF THE PROVINCE OF ONTARIO

                      (Hereinafter called the "Landlord"),

                                                              OF THE FIRST PART;

                               -and-

                               SIDUS SYSTEMS INC.
                               (Hereinafter called the "Tenant"),

                                                             OF THE SECOND PART;

                           ARTICLE I--DEMISE AND TERM
                           --------------------------

PREMISES

  1.01 WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant and the Tenant leases from the Landlord, the Leased Premises.

TERM

  1.02  To have and to hold the Leased  Premises  for and during the term of ten
(10) years, one (1) month and seventeen (17) days commencing on the 15th day of February, 1994 and ending on the 31st day of March, 2004. Notwithstanding the commencement of the Term it is understood and agreed by the parties hereto that only the warehouse portion of the Leased Premises ("Warehouse Area") shall be available for possession by the Tenant on the commencement date of the Term and that the balance of the Leased Premises ("Office Area") shall be ready for occupation by the Tenant on the 1st day of April, 1994. If the Office Area is not ready for occupation by the Tenant by the 10th day of April, 1994 Rent in respect of the Office Area only shall abate until such area is ready for occupation by the Tenant and the Landlord shall credit the Tenant for the amount of Rent paid by the Tenant in respect of the Office Area for the period commencing April 1st, 1994. Any such abatement of Rent shall be accepted by the Tenant in full settlement of all claims which the Tenant may have by reason of portions of the Leased Premises not being vacant or ready for occupancy on the dates hereinbefore set out.

   "Ready for occupation" shall mean, in the case of the Warehouse Area, that all furnishings, equipment, inventory and other chattels of the existing tenant have been removed from the warehouse; and in respect of the Office Area shall mean that the Landlord has substantially completed the Landlord's work as set out in Schedule "D" hereto on or before April 1st, 1994.

ACCEPTANCE OF PREMISES

  1.03 The Landlord shall, at its own expense, cause the existing tenant of the Leased Premises, Wang Canada Inc., to deliver up vacant prossession of the Warehouse Area to the Tenant not later than the 15th day of February, 1994 and the Office Area not later than the 15th day of March, 1994. If either of these covenants of the Landlord is performed late then, Rent shall be abated in accordance with the provisions of Section 1.02. The Landlord shall, carry out all of the work described in Schedule "D" hereto.


                    ARTICLE II--LANDLORD AND TENANT COVENANTS
                    -----------------------------------------

LANDLORD COVENANTS

  2.01 If the Tenant pays the Rent hereby reserved and performs the covenants herein on its part contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

TENANT COVENANTS

  2.02 The Tenant covenants to pay Rent and all other charges provided for in this Lease on their due dates and to observe and perform all of the covenants and provisions of this Lease on its part to be observed and performed.

                                ARTICLE III--RENT
                                -----------------

INTENT OF LEASE

  3.01 This is a carefree net lease to the Landlord, except as expressly hereinafter set out and it is the mutual intention of the parties hereto that the Basic Rent herein provided to be paid shall be net to the Landlord clear of all taxes, costs and charges arising from or relating to the Leased Premises. Charges of a kind personal to the Landlord such as taxes assessed on the income of the Landlord, estate and inheritance tax and similar taxes and principal and interest payments to be made by the Landlord in satisfaction of mortgages now or hereinafter registered against the Leased Premises shall not be the responsibility or obligation of the Tenant.

BASIC RENT

  3.02 Yielding and paying therefor yearly and every year during the Term unto the Landlord as Basic Rent for the Leased Premises in lawful money of Canada:

     (a) During the first year, one (1) month and seventeen (17) days of the Term, being from February 15, 1994 to and including March 31st, 1995, the sum FOUR HUNDRED AND SIXTY THOUSAND FOUR HUNDRED DOLLARS AND FORTY CENTS ($460,400.40) per annum to be paid in advance in equal consecutive monthly installments of THIRTY EIGHT THOUSAND, THREE HUNDRED AND SIXTY SIX DOLLARS AND SEVENTY CENTS ($38,366.70);

     (b) During the next four (4) years of the Term, being from April 1, 1995 to and including March 31, 1999, the sum of FOUR HUNDRED AND EIGHTY FOUR THOUSAND, SIX HUNDRED AND THIRTY TWO DOLLARS ($484,632.00) per annum to be paid in advance in equal consecutive monthly installments of FORTY THOUSAND, THREE HUNDRED AND EIGHTY SIX DOLLARS ($40,386.00); and

     (c) During the remaining five (5) years of the Term, being from April 1, 1999 to and including March 31, 2004 the sum of SIX HUNDRED AND SIXTY SIX THOUSAND THREE HUNDRED AND SIXTY NINE DOLLARS ($666,369.00) per annum to be paid in advance in equal consecutive monthly installments of FIFTY FIVE THOUSAND FIVE HUNDRED AND THIRTY DOLLARS AND SEVENTY FIVE CENTS ($55,530.75).

   The aforesaid sums shall be paid in advance, on the first day of each and every month during the Term to the Landlord, the first of such payments to be made on the 15th day of February, 1994. If the Term commences on any day other than the first or ends on any day other than the last day of a month, Basic Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.

   Notwithstanding the foregoing and subject to the provisions of Section 1.02 hereof, for the period from the 15th day of February, 1994 to the 31st day of March, 1994 the Tenant shall pay a proportionate share only of the Basic Rent, such proportionate share to be in the same ratio as the area of the Warehouse Area is to the area of the entire Leased Premises. Basic Rent for the entire Leased Premises shall commence on the 1st day of April, 1994, subject to the provisions of Section 1.02 hereof.

CALCULATION OF BASIC RENT

  3.03 The Basic Rent is calculated on the basis of the area of the Leased Premises being 121,158 square feet multiplied by:

     (a) $3.80 per square foot per annum for the first year, one (1) month and seventeen (17) days of the Term;

     (b) $4.00 per square foot per annum for the next four (4) years of the Term; and

     (c) $5.50 per square foot per annum for the remaining five (5) years of the Term.

   Prior to the commencement date of the Term, the Landlord shall deliver to the Tenant a certificate of the Landlord's architect confirming the area of the Leased Premises as aforesaid.

ADDITIONAL RENT

  3.04 The Tenant shall pay Additional Rent due and owing to the Landlord within ten (10) days of written demand therefor or otherwise hereinafter expressly set out and all other Additional Rent on the due date thereof.

   Subject to Section 1.02 hereof, for the period commencing on the 15th day of February, 1994 to and including the 31st day of March, 1994, the Tenant shall pay a proportionate share only of Additional Rent, such proportionate share to be in the same ratio as the area of the Warehouse Area is to the area of the entire Leased Premises. Commencing on the 1st day of April, 1994, the Tenant shall be responsible for the entire amount of Additional Rent, subject to the provisions of Section 1.02 hereof.

DEPOSIT

  3.05  The Landlord acknowledges receipt of:

        (a) THIRTY EIGHT THOUSANDD THREE HUNDRED AND SIXTY SIX DOLLARS AND SEVENTY CENTS ($38,366.70) to be held without interest by the Landlord and to be applied on account of the Basic Rent for the first month of the Term hereunder; and APR 1 to APR 30/94.

        (b) FIFTY FIVE THOUSAND FIVE HUNDRED AND THIRTY DOLLARS AND SEVENTY FIVE CENTS ($55,530.75) to be held by the Landlord as security for the full and faithful performance by the Tenant of all the agreements, terms, covenants and conditions herein set forth and applied against expenses or other costs or damages incurred by the Landlord as a result of default hereunder by the Tenant. In the event the Tenant observes and performs the terms and conditions of this Lease, such money shall be applied on account of Basic Rent for the last month of the Term.

PAYMENTS TO LANDLORD

  3.06 All payments to be made by the Tenant to the Landlord under this Lease shall be made at the address hereinafter designated or, at such other place or places as the Landlord may designatee in writing, and to the Landlord or to such agent of the Landlord as the Landlord shall from time to time direct.

OVERDUE RENT

  3.07 The Tenant shall pay the Landlord interest on all overdue Rent, all such interest to be calculated from the date upon which the amount is first due hereunder until actual payment thereof and at a rate being the lesser of three percent (3%) per annum in excess of the minimum lending rate charged to prime commercial borrowers by the Landlord's bank from time to time or the rate permitted by law.

SET-OFF

  3.08 All Rent payable by the Tenant to the Landlord shall be paid without deduction, set-off or abatement except as hereinafter expressly provided.

ADJUSTMENTS

  3.09 Upon the termination of this Lease other than by reason of default of the Tenant, the Landlord and Tenant shall pro-rate, adjust, apportion and allow between themselves all items of Taxes, insurance, water rates and other matters of a similar nature, to the intent and purpose that the Tenant shall bear the burden thereof until it shall deliver up possession on the termination of this Lease or of any holding over hereunder and not afterwards.

                                ARTICLE IV--TAXES
                                -----------------

TAXES PAYABLE BY TENANT

  4.01  The Tenant shall pay:

        (a) the Taxes levied, rated, charged or assessed against or in respect of the Leased Premises;

        (b) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Leased Premises or any part thereof; and

        (c) every tax and license fee which is levied, rated, charged or assessed against or in respect of every business carried on in the Leased Premises or in respect of the use or occupancy thereof or any part of the Lands or the Building by the Tenant and every sub-tenant or licencee of the Tenant or against the Landlord on account of its interest in the Leased Premises, and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term; and

        (d) the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax or any other tax levied, rated, charged or assessed against the Tenant in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise.

PAYMENT OF TAXES

  4.02 (a) Taxes payable pursuant to Section 4.01(a) shall be paid by the Tenant to the lawful taxing authority when due or, if directed in writing by the Landlord, shall be paid to the Landlord within ten
            (10) days written demand therefor;

        (b) Taxes payable pursuant to Sections 4.01(b) and (c) shall be paid by the Tenant to the lawful taxing authority when due;

        (c) Taxes payable pursuant to Sections 4.01(d) shall be paid to the Landlord at the time required by applicable law.

APPEAL OF ASSESSMENT

  4.03 The Tenant shall have the right to contest at its own expense (and in the name of the Landlord, if necessary) by appropriate legal proceedings the validity of any Taxes and if the payment of such Taxes may legally be held in abeyance without subjecting the Landlord to any liability of whatever nature for failure to so pay, the Tenant may postpone such payment until the formal determination of any such proceedings provided they be prosecuted with all due diligence and dispatch. The Landlord shall execute all powers of attorney and other documents or proceedings necessary or useful in order to permit the Tenant to contest, at its own expense in its own name or in the Landlord's name, the validity of any Taxes. Nothing herein shall oblige the Tenant or the Landlord to contest the validity of such Taxes.

                        ARTICLE V--HEATING AND UTILITIES

UTILITY CHARGES

  5.01 The Tenant shall pay to the suppliers thereof on the due dates, all charges for telephone, electric current and all other utilities supplied to or used in connection with the Leased Premises.

HEATING

  5.02 The Tenant shall maintain the temperature in the Leased Premises at a reasonable level to avoid damage occurring in or to the Leased Premises.

SERVICE CONTRACTS

  5.03 The Tenant covenants and agrees to take out a standard servicing contract with a capable company for the service and maintenance of heating units and furnaces and air conditioning equipment in the Leased Premises, such contract to include the monthly cleaning of exchangers and replacement of filters, and to keep such contract in force for the Term of the within Lease or any renewal thereof. The Tenant agrees to provide the Landlord with a copy of the aforesaid servicing contract. In the event that during the first five (5) years of the Term of the Leasee, any of the heating units, furnaces or air conditioning equipment require repairs to the extent of more than $10,000.00 per lease year or replacement, that portion of the repairs exceeding $10,000.00 shall be borne by the Landlord and any replacement shall be at the cost of the Landlord provided that, in each case, such equipment has been maintained as required hereunder, failing which the Tenant shall be responsible for the entire cost of such repair or replacement. If, during the balance of the Term or any renewal thereof any such equipment requires replacement, new units shall be installed by the Landlord and the cost thereof shall be amortized over a period of ten (10) years and the annual amortized portion of such costs shall be paid by the Tenant annually for the balance of the Term and any renewal term.

                       ARTICLE VI--REPAIR AND ALTERATIONS

REPAIRS AND REPLACEMENTS

  6.01 (a) Except for repairs and replacements which are the Landlord's responsibility hereunder, the Tenant shall make all necessary replacements to and repair the Leased Premises in all respects both inside and outside including the drains and sanitary sewers, heating and water apparatus, air conditioning and all fixtures and additions thereto in a state of repair and condition to the same extent as would a careful owner in occupation;

        (b) The Landlord shall, (i) repair, at its own expense, all defects or deficiencies in the original construction of the Leased Premises or any part thereof, (ii) repair (other than ordinary maintenance), and replace, as required, at its own expense, the footings, foundations, bearing walls and structural columns and beams, and, (iii) during the first five (5) years of the Term, be responsible for the cost of repairs to the roof to the extent such cost exceeds $5,000.00 in any lease year and shall, at its own expense, replace, if necessary, the roof (including the membrane thereof) provided such repairs and replacement are not necessitated by the failure of the Tenant to properly maintain the roof in which case the entire cost of any repairs and replacement shall be borne by the Tenant. During the balance of the Term the Landlord shall be responsible for any replacement of the roof (including the membrane thereof) but the cost of such replacement shall be amortized over a period of ten
            (10) years and the annual amortized amount of such cost shall be paid by the Tenant annually for the balance of the Term and any renewal term.

MAINTENANCE

  6.02 The Tenant shall at all times during the Term at its own cost and expense keep or cause to be kept, the Leased Premises well maintained, clean and tidy, including without limiting the generality of the foregoing, keeping the Building properly painted and decorated and otherwise presentable and of good apperance, the driveways and parking areas free and clear of snow and ice, and the lawn, trees and shrubs in good order and condition, all to the standards of a first class industrial building and in accordance with all the requirements of this Lease and the reasonable requirements of the Landlord, its insurers and governmental authorities having jurisdiction.

VIEW AND REPAIR

  6.03 The Tenant shall allow the Landlord or its duly appointed agent and work people at reasonable times on request to enter the Leased Premises and view the state of repair and the Tenant shall repair as required hereunder according to notice in writing, provided always that if the Tenant shall not within fifteen
(15) days after service of such notice, commence and proceed diligently with the execution of the repairs and works mentioned in such notice, it shall be lawful for the Landlord to enter upon the Leased Premises and execute such repairs and works and to charge the cost thereof to the Tenant and the Tenant shall pay such cost to the Landlord within ten (10) days of written demand therefor.

ALTERATIONS

  6.04 The Tenant shall not, without the prior written approval of the Landlord make any installations, alterations, additions, partitions, repairs or improvements in or to the Leased Premises, which might affect the structural portions of the Leased Premises or the electrical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or other systems therein; the Tenant's request for approval shall be in writing and accompanied by an adequate description of the contemplated work, and where appropriate, working drawings and specifications therefor; the Landlord's costs of having its architects, engineers or others examine such drawings and specifications shall be payable by the Tenant upon demand as Additional Rent; the Landlord may require that any or all such work to be done hereunder be done by the Landlord's contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord, and all work shall be subject to inspection by and the reasonable supervision of the Landlord including a reasonable supervision fee of the Landlord to be paid by the Tenant and shall be performed in accordance with all laws and any reasonable conditions and regulations imposed by the Landlord and shall be completed in a good and workmanlike manner and with reasonable diligence in accordance with the approvals given by the Landlord; any connections of apparatus to the base electrical, plumbing, heating, ventilating or air-conditioning systems shall be deemed to be an alteration within the meaning of this Section. The Tenant shall, at its own cost and before commencement of any work, obtain all necessary building or other permits and keep same in force.


REMOVAL OF FIXTURES AND IMPROVEMENTS

   6.05 Leasehold Improvements shall immediately become the property of the Landlord upon affixation or installation without compensation therefor to the Tenant but the Landlord is under no obligation to repair, maintain or insure such Leasehold Improvements. Such Leasehold Improvements shall not be removed from the Leased Premises either during or at the expiration or earlier termination of the Term, except that the Tenant shall, at the end of the Term remove such Leaseholdd Improvements installed or constructed after the commencement of the Term as the Landlord may require to be removed. The Tenant may, during the Term, remove its trade fixtures provided that the Tenant is not in default under this Lease and such trade fixtures are immediately replaced by trade fixtures of equal or better value. Any removal of such Leasehold Improvements and the Tenant's trade fixtures shall be done at the Tenant's sole cost and expense and the Tenant shall make good any damage caused to the Leased Premises or any part thereof by the installation or removal of such Leasehold
Improvements and trade fixtures. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term the trade fixtures shall, at the option of the Landlord, become the propoerty of the Landlord and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable. For greater certainty, the Tenant's trade fixtures shall not include any heating, ventilating and air-conditioning equipment or other building services or floor covering affixed to the floor of the Leased Premises. The obligations of the Tenant set forth herein shall survive the expiry or other termination of the Term.

CONSTRUCTION LIENS

  6.06 The Tenant covenants to do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building or the Lands and, should any such lien be made or filed, the Tenant shall discharge the same forthwith (after notice thereof is given to the Tenant) at the Tenant's expense. In the event the Tenant shall fail to cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge same by paying the amount claimed to be due into Court and the amount so paid by the Landlord and all costs and expenses including solicitors fees (on a solicitor and his client basis), incurred herein for the discharge of such lien shall be due and payable by the Tenant to the Landlord as Additional Rent on demand.

REPAIRS ON TERMINATION, ETC.

  6.07 At the expiration or sooner termination of the Term the Tenant shall, at its own expense:

        (a) deliver up possession of the Leased Premises to the Landlord in the same condition in which the Tenant is required hereunder to repair and maintain the Leased Premises, together with all Leasehold Improvements which the Tenant is required or permitted to leave therein or thereon free and clear of all encumbrances and in a clean and tidy condition and free of all rubbish and to deliver to the Landlord all keys and security devices;

        (b) remove any materials which may be deemed by any applicable legislation as contaminated or hazardous and which have been brought on to the Leased Premises by the Tenant or which are a result of the Tenant's use or occupation of the Leased Premises; and

        (c) remove any storage and/or holding tanks whether above ground or below ground and all pits from the Leased Premises, at the option of the Landlord, which have been installed on the Leased Premises by the Tenant.

   These covenants shall survive the expiry or other termination of the Term.

                      ARTICLE VII--ASSIGNING AND SUBLETTING

ASSIGNING OR SUBLETTING

  7.01 (a) The Tenant shall not assign this Lease or sublet or franchise, license, grant concessions in, or otherwise part with or share possession of the Leased Premises, or any part thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; at the time the Tenant requests such consent the Tenant shall deliver to the Landlord such information in writing (the "required information") as the Landlord may reasonably require, including a copy of the proposed offer or agreement, if any, to assign or sublet or otherwise and the name, address and nature of business and evidence as to the financial strength of the proposed assignee or subtenant. In no event shall any assignment of the Lease release the Tenant from its obligations fully to perform all the terms, conditions and covenants of this Lease.

            PROVIDED however, and it is made a condition to the giving of such consent that:

            (i) The proposed assignee or sublessee of this Lease shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in a form to be approved by the solicitor for the Landlord;

            (ii) The Tenant shall pay the Landlord all reasonable legal fees in connection with the assignment;

            (iii) The consent of the Landlord is not a waiver of the requirement of the Landlord's consent for subsequent assignments of the Lease or subletting of the Leased Premises;

            (iv) The acceptance by the Landlord of Rent from an assignee or sublessee without the Landlord's consent shall not constitute a waiver of the requirement of such consent nor an acceptance of such party as the Tenant;

            (v) The Landlord may, at its option, cancel any options to renew and any rights of first refusal or first opportunity on additional space;

            (vi) If the assignment of Lease or subletting of the Leased Premises does not take place within sixty (60) days of the giving of consent by the Landlord the consent shall expire and become null and void; and

            (vii) If the Lease is  disaffirmed,  disclaimed or terminated by any trustee in bankruptcy of an assignee or subleasee, the original Tenant named in this Lease will be deemed on notice from the Landlord given within sixty (60) days from the date of such disaffirmation, disclaimer or termination to have entered into a Lease with the Landlord containing the same terms and conditions as in this Lease.

        (b) If an assignment or subletting occurs without the consent of the Landlord when required, the Landlord may collect Rent from the party in whose favour the assignment or subletting was made and apply the net amount collected to the Rent herein reserved but no such assignment or subletting will be considered a waiver of this covenant or the acceptance of the person in whose favour the assignment or subletting was made as a tenant hereunder.

CHANGE OF CONTROL

  7.02 If the Tenant is a private corporation and any part or all of the corporate shares shall be transferred by sale, assignment, operation of law or other disposition or dispositions so as to result in a change in the control of the corporation, such change of control shall be considered an assignment of this Lease and shall be subject to the provisions of Section 7.01 hereof. The Tenant shall make available to the Landlord upon its request for inspection and copying, all books and records of the Tenant, any assignee or subtenant and their respective shareholders which, alone or with other data, may show the applicability or inapplicability of this Section.

EXCESS RENT

  7.03 In the event that the Basic rent payable under any sublease or assignment is in excess of the Basic Rent reserved hereunder or is in excess of the prportionate Basic Rent reserved in the event of a sublease of part of the Leased Premises, whether the excess be in the form of cash, goods or services from the subtenant or assignee or anyone acting on its behalf, the Tenant shall pay fifty percent (50%) of such excess to the Landlord immediately upon receipt thereof; in the event that such excess is repre sented by goods or services rendered to the Tenant or its nominee, the value of those goods or services shall be determined by the Landlord and Tenant and fifty percent (50) of that value shall be paid in cash to the Landlord immediately upon such determination.

MORTGAGE OF LEASEHOLD

  7.04 The Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of the Tenant's interest in this Lease or its Leasehold Improvements, without the Landlord's consent, such consent not to be unreasonably withheld and on condition that:

   (a) such mortgagee or other encumbrancer is an institutional lender (the "Lender"); and

   (b) the Lender, at the time of the Landlord giving its consent hereunder, agrees in writing with the Landlord that if the Lender enforces its security under its mortgage, charge, debenture or other encumbrance and/or takes possession of the Leased Premises either personally or by its receiver or receiver/manager, the Lender shall bring the Lease into good standing and observe and be bound by all of the terms of the Lease (including the payment of Rent) for as long as it is in possession of the Leased Premises either personally or by its receiver or receiver/manager.

ADVERTISING PREMISES

  7.05 The Tenant shall not advertise or allow the Leased Premises or a portion thereof to be advertised as being available for assignment, sublease or otherwise without the prior written approval of the Landlord of the form and content of such advertisement, which approval shall not be unreasonably withheld, provided that no such advertising shall contain any reference to the Rent for the Leased Premises.

DISPOSITION BY LANDLORD

  7.06 If the Landlord sells or leases the Lands, the Building or any part thereof, or assigns this Lease, and to the extent that the covenants and obligations of the Landlord hereunder are assumed by the purchaser, lessee or assignee, the Landlord, without further written agreement, will be discharged and relieved of liability under the said covenants and obligations.

                                ARTICLE VIII--USE

USE OF LEASED PREMISES

  8.01 The Tenant shall not use the Leased Premises nor allow the Leased Premises to be used for any purpose other than light manufacturing, warehousing, assembly and associated office uses.

OBSERVANCE OF LAW

  8.02 The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, by-laws, laws, regulations, ordinances and orders from time to time or at any time in force during the Term of this Lease and affecting the condition, equipment, maintenance, use or occupation of the Leased Premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriters Association or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term hereof, and, in the event of the default of the Tenant under the provisions of this Section, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were Additional Rent reserved and in arrears under this Lease.

WASTE AND NUISANCE

  8.03 The Tenant shall not do or suffer any waste, damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof and shall not use or permit to be used any part of the Leased Premises for any dangerous noxious or offensive trade or business, nor keep, sell or handle and dispose of any goods or things which may be objectionable nor cause or maintain any nuisance in at or on the Leased Premises nor cause any annoyance, nuisance or disturbance to the occupiers or owners of any adjoining lands and/or premises and shall keep the Leased Premises free of hazardous waste and contaimination.

SIGNS

  8.04 The Tenant may affix a sign or signs to the Building, subject to the approval of the Landlord which shall not be unreasonably withheld or delayed and subject to municipal and other governmental regulations in that respect and the Tenant shall remove the same on the expiration of the Term of this Lease, or sooner termination thereof, provided the Tenant at its expense shall forthwith make good all damages which may be caused or occasioned by such removal and this covenant shall survive the expiry or other termination of the Term.

OUTSIDE STORAGE

  8.05 The Tenant shall not store any goods or matter of any kind outside the Building without the written consent of the Landlord.

OVERLOADING FLOORS

  8.06 The Tenant covenants that it will not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that, by reason of its weight, size or operation, might damage the Leased Premises and will not at any time overload the floors of the Leased Premises. The Tenant shall remove any such machinery, equipment, article or thing within five (5) days written notice thereof and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, the Tenant shall forthwith repair such damage at its own expense.

                       ARTICLE IX--INSURANCE AND INDEMNITY

TENANT'S INSURANCE

  9.01 The Tenant shall, at its expense, maintain in force during the Term and any renewals thereof in the names of the Tenant, the Landlord and the Landlord's mortgagee, if any, the following insurance:

        (a) comprehensive   general  liability   insurance  against  claims  for
            personal injury, death or property damage arising out of all operations of the Tenant, (including tenants' legal liability, personal liability, property damage and contractual liability to cover all indemnities and repair obligations) with respect to the business carried, on in and from the Leased Premises, in amounts required by the Landlord and any mortgagee of the Building or any part thereof from time to time but in no event less than Five Million Dollars ($5,000,000.00) per occurrence;

        (b) property insurance covering all property owned by the Tenant, or for which the Tenant is responsible pursuant to this Lease, or which has been installed by or on behalf of the Tenant including without limitation all chattels, equipment, machinery, furniture, inventory, all Leasehold Improvements and all other contents of the Leased Premises, in an amount equal to the full replacement value thereof; and

        (c) such other forms of insurance as may be reasonably required by the Landlord and its mortgagee from time to time.

   Any policy written pursuant to paragraph (a) hereof shall contain a severability of interest clause and cross liability clause. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagee, if any, in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof.

   The Tenant agrees to furnish upon request from the Landlord verification of compliance with the provisions of this Section 9.01.


LANDLORD'S INSURANCE

  9.02 The Landlord shall, throughout the Term, keep at the sole cost and expense of the Tenant, the Building and appurtenances thereto, insured to the following extent:

        (a) against such loss or damage as are customarily insured against under a policy of insurance commonly known as a Multi-Peril or All-Risk policy;

        (b) blanket broad boilder and pressure vessel insurance including repair or replacement;

        (c) rental income protection insurance with respect to fire and other usual perils for which such insurance is customarily issued for a period (as selected by the Landlord) of not less than six (6) months and not more than twelve (12) months for the Basic Rent and other sums payable as Additional Rent under this Lease;

        (d) other casualties as are customarily insured against under insurance contracts normally entered into from time to time during the Term by owners of buildings in the area of a character similar to the Leased Premises for such an amount as in the reasonable opinion of the Landlord is necessary to protect the Landlord against loss or damage.

   Notwithstanding anything herein provided, including the covenant of the Landlord to take out the aforesaid insurance or the contribution of the Tenant to the cost of such insurance, nothing herein shall confer any insurable interest on the Tenant in respect of such insurance and the Tenant acknowledges that it has no right to receive the proceeds or any part thereof from such insurance policies.

LIMIT OF LANDLORD'S LIABILITY

  9.03 The Landlord shall not be responsible in any way for any injury to any person (including death) or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Leased Premises or to their respective employees, agents, invitees, licensees or other persons from time to time attending at the Leased Premises while such person or property is in or about the Leased Premises, including without limiting the foregoing, any loss of or damage to any property caused by theft or breakage, or by steam, water, rain or snow or for any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or for any loss whatsoever with respect to the Leased Premises, goods placed therein or any business carried on therein.

LIMIT OF TENANT'S LIABILITY

  9.04 The Tenant shall not be liable to the Landlord for any direct injury, loss or damage required to be insured by the Landlord pursuant to Section paragraphs (a) or (b) of Section 9.02 to the extent of the proceeds actually recovered by the Landlord under such policies of insurance or which would have been recoverable if the Landlord had complied with its obligation under Section
9.02 hereof.

INDEMNITY

  9.05 The Tenant shall promptly indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions arising out of any breach, violation or non-observance by the Tenant of any of its covenants and obligations under the Lease; from any damage to property while such property shall be in or about the Leased Premises including the systems, furnishings and amenities thereof, as a result of the wilful or negligent act or omission of the Tenant, its employees, agents, invitees or licensees; and from any injury to any employee, agent, invitee or licensee, of the Tenant, including death resulting at any time therefrom, occurring on or about the Leased Premises. Notwithstanding anything else herein contained, this indemnity shall survive the expiry or earlier termination of this Lease, in respect of any of the foregoing circumstances during the Term.

                        ARTICLE X--DAMAGE AND DESTRUCTION

ABATEMENT OF RENT

  10.01 If the Building or any portion thereof is damaged or destroyed by fire or by other casualty against which the Landlord is required to insure for hereunder, Rent shall abate in proportion to the area of that portion of the Building which, in the reasonable opinion of the Landlord, is thereby rendered unfit for the purposes of the Tenant bears to the area of the entire Building until the Building is repaired and rebuilt as certified by the Landlord's architect and the Landlord agrees that it will, with reasonable diligence, repair, restore and rebuild the Building. The Landlord's obligation to rebuild and restore the Building shall not include the obligation to rebuild, restore, replace or repair any chattel, fixture, Leasehold Improvement or any other thing that is the property of the Tenant and/or for which the Tenant is to maintain insurance under Section 9.01(b), (in this Section collectively called "Tenant's Improvements"); the Building shall be deemed restored and rebuilt when the Landlord's Architect certifies that the Building has been substantially restored and rebuilt to the state where the Tenant could occupy it for the purpose of rebuilding, restoring, replacing or repairing the Tenant's Improvements. The issuance of the Architect's certificate shall not relieve the Landlord of its obligation to complete the rebuilding and restoration as aforesaid, but the Tenant shall forthwith after issuance of the certificate proceed to rebuild, restore, replace and repair the Tenant's Improvements, and the provisions of
Section 6.04 shall apply to such work, mutatis mutandis.

TERMINATION

  10.02 Notwithstanding the provisions of Section 10.01 hereof, if:

            (i) the Building or any substantial portion thereof is damaged or destroyed by any cause whatsoever and cannot in the reasonable opinion of the Landlord be rebuilt or made fit for the purposes of the Tenant as aforesaid within one hundred and eighty(180) days from the date of damage or destruction, or,

            (ii) the Building is damaged or destroyed by a peril  against  which the Landlord is not required to insure for hereunder,

        the Landlord in respect of both paragraphs (i) and (ii) above and the Tenant in respect of paragraph (i) above only may, at their option, terminate this Lease by giving to the other within forty-five (45) days after the date of such damage or destruction, notice of termination and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord. If the Landlord does not elect to terminate the Lease it shall repair and rebuild the Building and Rent shall abate in accordance with the provisions of Section 10.01 hereof.

                               ARTICLE XI--DEFAULT

EVENTS OF DEFAULT

  11.01  An "Event of Default" shall occur whenever:

         (a) the Tenant fails to pay the Rent hereby reserved or any part thereof on the day appointed for payment thereof, and does not cure such default within five (5) days after receipt of written notice thereof from the Landlord;

         (b) the Tenant shall have breached or failed to comply with any of its covenants and agreements contained in this Lease (save for non-payment of Rent) and shall have failed to remedy such breach or non-compliance within fifteen (15) days (or such longer period as the Landlord may reasonably determine, having regard to the nature of the default) after written notice thereof given by the Landlord to the Tenant;

         (c) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any act now or hereinafter in force for bankrupt or insolvent debtors;

         (d) the Tenant is a corporation and any order shall be made for the winding up of the Tenant or other termination of the corporate existence of the Tenant;

         (e) the Tenant makes or attempts to make a bulk sale of any of its assets regardless of where they are situated (other than as part of an assignment consented to by the Landlord under Section 7.01 hereof);

         (f) a trustee, receiver, interim receiver, receiver and manager, custodian or liquidator is appointed for the business, property, affairs or revenue of the Tenant;

         (g) this Lease or any of the Tenant's assets on the Leased Premises are taken or seized under writ of execution, an assignment, pledge, charge, debenture or other security instrument;

         (h)   the Tenant abandons or attempts to abandon the Leased Premises;

         (i) the Leased Premises shall be used by any person other than the Tenant, the Tenant's permitted assignees or for any purposed other than that for which the Leased Premises were let;

         (j) any insurance policy on the Building or any part thereof shall be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the used or occupation of the Leased Premises or any part thereof by the Tenant and the Tenant shall have failed to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours written notice given by the Landlord to the Tenant;

         (k) the Tenant sells or disposes of the goods, chattels or equipment in the Leased Premises or removes, commences or threatens to remove them from the Leased Premises so that in the opinion of the Landlord there would not, in the event of such sale, disposal or removal, be sufficient goods on the Leased Premises subject to distress which would satisfy all Rent due or accruing hereunder for a period of six (6) months;

         (l) the Leased Premises are vacant for any period in excess of fifteen (15) days other than during repairs or renovations unless the tenant shall have arrange for regular inspections of the Leased Premises in accordance with the requirements of the Landlord's insurer.

         Upon the occurrence of an Event of Default, the then current month's Rent and next ensuing three (3) month's rent shall immediately become due and be paid by the Tenant to the Landlord as accelerated Rent and the Landlord may immediately distrain for the same together with any Rent arrears then unpaid.

RIGHT OF RE-ENTRY

  11.02

         (a) Upon the occurrence of an Event of Default, the Landlord may at any time thereafter, without notice of the Tenant, re-enter the Leased Premises or any part thereof in the name of the whole and terminate this Lease and all the rights of the Tenant thereunder.

         (b) If and whenever the Landlord exercises its option to re-enter the Leased Premises and terminate this Lease pursuant to paragraph
               (a) of this Section 11.02:

               (i) the Tenant shall immediately vacate the Leased Premises and the Landlord may remove or cause to be removed from the Leased Premises the Tenant or any other occupant or occupants thereof and may remove all property therefrom and sell or dispose of it as the Landlord considers appropriate without liability for loss or damage and without prejudice to the rights of the Landlord to recover arrears of Rent or damages incurred by the Landlord;

               (ii) the Landlord shall be immediately entitled to the payment or
                    Rent up to the date of termination together with all expenses incurred by the Landlord in such termination.

RELETTING

  11.03 At any time when the Landlord is entitled to re-enter the Leased Premises or terminate this Lease, the Landlord may without notice to the Tenant and without terminating the Lease enter upon and take custody of the Leased Premises in the name of and as agent of the Tenant, together with all the Tenants' improvements, fixtures and furnishings, and sublet the Leased Premises in the name of and as the agent of the Tenant on whatever terms the Landlord may deem appropriate but no such action by the Landlord shall waive any of the obligations of the Tenant or the subsequent exercise of any of the Landlord's remedies for default. If the Landlord shall sublet the Leased Premises as aforesaid, the Landlord shall be entitled to receive all sublease rent and apply the same in its discretion to any indebtedness of the Tenant to the Landlord hereunder, and the payment of any costs and expenses of retelling, and the Landlord shall be liable to account to the Tenant only for the excess, if any, of monies actually received by it. If the sublease rent is less than is necessary to apply and discharge all the then existing and continuing obligations of the Tenant hereunder, the Tenant shall pay such deficiency from time to time upon demand to the Landlord. Notwithstanding any such re-entry and subletting without termination, the Landlord may at any time thereafter terminate this Lease by reason of the previous or any other default under the Lease and the provisions of Section 11.02 shall apply.

DISTRESS

  11.04 The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears.

RIGHT OF LANDLORD TO CURE DEFAULTS

  11.05 If the Tenant fails to perform or cause to be performed any of the covenants or obligations the Tenant herein, the Landlord shall have the right (but shall no be obligated) to perform or cause to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend monies) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord within ten (10) days written demand therefor together with reasonable administrative costs of the Landlord in respect thereof.

REMEDIES NOT EXCLUSIVE

  11.06 Mention in this Lease of any particular remedy or remedies in respect of any default or threatened default by the Tenant in the performance of its obligations shall not preclude the Landlord from exercising, or limit the extent of, any other remedy in respect thereof, whether at law, in equity or pursuant to any express provision hereof. No remedy shall be interpreted as exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

NON-WAIVER

  11.07 No condoning, excusing or overlooking by the Landlord or any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing.

RECOVERY OF ADJUSTMENTS

  11.08 The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder as the Landlord would have in the case of default in payment of Rent.

                  ARTICLE XII--SUBORDINATION AND ACKNOWLEDGMENTS

MORTGAGES

  12.01 At the option of the Landlord, this Lease shall be subject and subordinate to any and all mortgages, charges and deeds of trust, which may now or at any time hereafter affect the Leased Premises in whole or in part, or the Lands, or the Building whether or not any such mortgage, charge or deed of trust affects only the Leased Premises or the Lands or the Building or affects other premises as well. On request at any time and from time to time of the Landlord or the mortgagee, chargee or trustee under any such mortgage, charge or deed of trust, the Tenant shall promptly, at no cost to the Landlord or mortgage, chargee or trustee:

        (a) attorn to such mortgagee, chargee or trustee and become its tenant of the Leased Premises or the tenant of the Leased Premises of any purchaser from such mortgagee, chargee or trustee in the event of an exercise of any permitted power of sale contained in any such mortgage, charge or deed of trust for the then unexpired residue of the Term on the terms herein contained; and/or


        (b) postpone and subordinate the Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Leased Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been executed and registered and the money thereby secured had been advanced before the execution of the Lease (and notwithstanding any authority or consent of such mortgagee, trustee, express or implied, to the making of this Lease).

   Any such attornment or postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extension of any such mortgage, charge or deed of trust and every instrument supplemental or ancillary thereto or in implementation thereof. The Tenant shall forthwith execute any instruments of attornment or postponement and subordination which may be so requested to give effect to this Section.

   The Landlord shall obtain from the holder of each such mortgage, charge and deed of trust, an agreement with the Tenant pursuant to which such holder agrees that the Tenant may continue to use, occupy and enjoy the Leased Premises in accordance with the provisions of this Lease, notwithstanding any default any default under such mortgage, charge or deed of trust. Notwithstanding the foregoing provisions of this Section 12.01, the Tenant shall not be required to postpone or subordinate this Lease to any such mortgage, charge or deed of trust where the holder thereof has not so agreed the Tenant.

CERTIFICATES

  12.02 Each of the Landlord and the Tenant shall execute and deliver to the other at any time and from time to time at no cost to the other and upon not less than ten (10) days' prior notice, a statement in writing certifying that this Lease in unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the annual Basic Rent then being paid hereunder, the dates to which the same, by installment or otherwise, and other charges hereunder have been paid, whether or not there is any existing default on the part of the Landlord or the Tenant of which the other has notice, any other information reasonably required.

                         ARTICLE XIII--ACCESS BY LANDLORD

ENTRY BY LANDLORD

  13.01 The Tenant shall permit the Landlord and its agents employees or workmen to enter upon the Leased Premises at any time and from time to time for the purpose of inspecting and (where permitted herein) making repairs, alterations or improvements to the Leased Premises and the Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby.

EXHIBITING LEASED PREMISES

  13.02 The Tenant shall permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during the last six (6) months of the Term or any renewal thereof.

                    ARTICLE XIV--REPRESENATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF TITLE

  14.01 The Landlord represents and warrants that it has or will have, at the commencement of the Term of this Lease, a good and marketable title to the Lands, subject only the following, (none of which will interfere with the development situate on the Lands or4 that contemplated by the plans and specifications approved by the parties hereto):

        (a) Any rights of way and/or easements for the benefit of the Landlord and Tenant in common with others to serve the Leased Premises and/or adjoining or surrounding lands for the free and unobstructed ingress and egress of vehicular traffic and for the installation, repair and replacement of underground services including hydro, telephone, sanitary and storm sewers, natural gas and water lines;

        (b) Service easements in favour of Bell Telephone, Hydro Electric Power Commission, Town of Richmond Hill, in the Regional Municipality of Your, and easements for sewer or water easement for serving the Lands or adjoining lands;

        (c) Private deed restrictions (if any) which will have been complied with prior to the commencement of the Term herein and none of which adversely affects the use, occupation and enjoyment of the Leased Premises by the Tenant for the purposes set out in Section 8.01 hereof;

        (d) The financial agreement and/or subdivision agreement between the developer and the Town of Richmond Hill, and/or the Regional Municipality of York, (the provisions of which will have been complied with the developer and/or the Landlord prior to the commencement of the Term, including the installation of all services and the discharge of all financial obligations thereunder,it being intended that the Tenant shall not be required to pay for aor perform any part of any of the said agreements);

        (e) The Toronto Airport zoning regulations (if applicable); and

        (f) Any mortgage or charge entered into form time to time by the Landlord.

   The Tenant acknowledges that some or all of the foregoing encumbrances may not have been registered as of the commencement of the Term and agrees to postpone its leasehold interest herein and/or to execute such consents and/or postponements as may be necessary to give effect to the provisions of this
Section 14.01.

ENVIRONMENTAL MATTERS

  14.02 The Landlord represents and warrants that it does not have in its possession or control any reports, audits, studies or other materials or information relating to the environmental status of the Leased Premises or to the compliance or non-compliance of the Leased Premises or any part thereof with statutes, regulations or other requirements of law relating to environmental, health or safety matters. The Landlord also represents and warrants that, to its best knowledge and belief and without inquiry in respect thereof, there is no hazardous waste, material or substance located on, under or about the Leased Premises, and the Leased Premises are currently in compliance with all statutes, regulations and other applicable requirements of law relating to environmental, health or safety matters.

                            ARTICLE XVI--MISCELLANEOUS

NOTICE

  15.01   (a)  Any notice, request,  statement or other writing pursuant to this
               Lease shall be deemed to have been given if sent by registered prepaid post as follows:

                    To:  CARLVAD HOLDINGS INC.
                         6205 Airport Rd.,
                         Mississauga,  Ontario, L4V IE3

               or such other address as the Landlord shall notify the Tenant in writing any time or from time to time;

                    TO: THE  TENANT

                        at the  Leased  Premises

               and such notice shall be deemed to have been received by the Landlord or the Tenant as the case may be, on the third business day after the date on which it shall have been so mailed (in the event that there is an interruption).

          (b) Notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant to him personally or to an executive officer of the Tenant if the Tenant is a corporation. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery.

               If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if any when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

REGISTRATION

  15.02 The Tenant covenants and agrees with the Landlord that the Tenant will not register or record this Lease against the title to the Lands except by way of notice with shall be subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed) and which shall only describe dthe parties, the Leased Premises, the Term and any renewals or options. The Landlord covenants to execute a short form of Lease prepared by and at the expense of the Tenant setting out the aforesaid details within ten (10) days of written request therefor.

PLANNING ACT

  15.03 Where applicable, this Lease shall be subject to the condition that it is effective only if The Planning Act is complied with. Pending such compliance, the Term and any renewal periods shall be deemed to be for a total period of one
(1) day less than the maximum lease term permitted by law without such compliance.

INTERPRETATION OF LEASE

  15.04 All of the provisions contained in this Lease are to be construed as covenants and agreements and, if any provision is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions which shall remain in force and be binding upon the Landlord and the Tenant.

OVERHOLDING

  15.05 If the Tenant shall continue to occupy all or part of the Leased Premises after the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at one hundred and fifty percent (150%) of the monthly Basic Rent payable during the last year of this Lease and otherwise on the terms and conditions herein set out except as to length of tenancy.

TENANT INDUCEMENT

  15.06 In consideration of the Tenant entering into the Lease, the Landlord agrees to pay to the Tenant as an inducement, the sum of Three Hundred and Fifty Thousand Dollars ($350,000.00) plus goods and services tax thereon, said amount to be credited by the Landlord to the cost of the work set out in Schedule "D" hereto.

TIME OF ESSENCE

  15.07  Time shall be of the essence of this Lease.

LAW

  15.08 This lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

CAPTIONS

  15.09 The captions appearing in the margin of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease nor any of the provision hereof.

JOINT AND SEVERAL LIABILITY

  15.10 If the Tenant shall be comprised of more than one (1) person, the liability of each such person under this Lease shall be joint and several.

TENANT PARTNERSHIP

  15.11 If the Tenant shall be a partnership, each person who shall be a member of such partnership or successor thereof shall be and continue to be jointly and severally liable for the performance and observance of all covenants, obligations and agreements of the Tenant under this Lease even if such person ceases to be a member of such partnership or successor thereof.

UNAVOIDABLE DELAYS

  15.12 Whenever and to the extent the Landlord or the Tenant is unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law, regulation, by-law or order or by reason of any other cause beyond its reasonable control, whether of the same nature as the foregoing or not, it shall be relieved from the fulfillment of such obligation and the other not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the rent or other monies payable hereunder by reason of any such failure or cause.

EVIDENCE OF PAYMENTS

  15.13 The Tenant shall produce to the Landlord upon request, satisfactory evidence of due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

ENTIRE AGREEMENT

  15.14 The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in the Lease. The Tenant further acknowledges that the Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified expect as herein explicitly provide or except by subsequent agreement in writing duly signed by the Landlord and the Tenant.

EFFECT OF LEASE

  15.15 This indenture and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord as provided herein to any assignment or sublease, and where there is more than one tenant or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

       IN WITNESS WHEREOF the parties hereto have executed this lease.



LANDLORD:                             CARLVAD HOLDINGS INC.

                                      Per:
                                          --------------------------------
                                          Authorized Signing Officer
                                          Name:
                                          Position:



                                      Per:
                                          --------------------------------
                                          Authorized Signing Officer
                                          Name:
                                          Position:

                                      WE HAVE AUTHORITY OF BIND THE CORPORATION.






TENANT:                               SIDUS SYSTEMS INC.


                                      Per: /s/ Henry Kalisky
                                          --------------------------------
                                          Authorized Signing Office
                                          Name: Henry Kalisky
                                          Position: President

                                      Per:
                                          --------------------------------
                                          Authorized Signing Officer
                                          Name:
                                          Positoin:

                                      WE HAVE AUTHORITY TO BIND THE CORPORATION.

                                  SCHEDULE "B"

                             ATTACHED TO AND FORMING
                             PART OF A LEASE BETWEEN

                             CARLVAD HOLDINGS INC.

                             AS LANDLORD, AND

                             SIDUS SYSTEMS INC.

                             AS TENANT

   ALL AND SINGULAR that certain parcel of land and premises situate, lying and being in the Town of Richmond Hill, in the Regional Municipality of York, and being composed of part of Block 8 on Registered Plan 65M-2202, and being more particularly described as Part 2 on a Reference Plan of Survey of Record deposited in the Land Registry Office for the Land Titles Division (No. 65) as Plan 65R-8889.

                                  SCHEDULE "C"

                                   DEFINITIONS

For the purpose of this Lease:

(a) "Additional Rent" means all amounts payable by the Tenant under the terms of this Lease, whether payable to the Landlord or otherwise, over and above Basic Rent.

(b) "Basic Rent" means those amounts set out as Basic Rent in Section 3.02 of this Lease.

(c) "Building" means the building erected on the Lands and municipally known as 66 Leek Crescent, Town of Richmond Hill, in the Regional Municipality of York.

(d)  "Lands" means the parcel of land described in Schedule "B" hereto.

(e) "Lease" means the Lease and any schedules annexed hereto and any amendments from time to time made to this Lease in accordance with the provisions herein set out.

(f)  "Leased Premises" means the Lands and Building.

(g) "Leasehold Improvements" means all fixtures (save for trade fixtures), installations, additions, improvements and alterations made, erected or installed on the Leased Premises by or on behalf of the Tenant.

(h)  "Rent" means Basic Rent and Additional Rent.

(i) "Taxes" means all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, levied, charged or assessed upon the Lands and Building or upon any part or parts thereof and all improvements now or hereafter erected or placed on the lands, or charged against the Landlord on account thereof, including local improvement charges but excluding any taxes which are personal to the Landlord, such as taxes assessed on the income of the Landlord. In addition to the foregoing, Taxes shall include any and all taxes, charges, levies or assessments which may in the future be levied, charged or assessed in lieu thereof. Taxes shall also include all costs and expenses incurred by the Landlord or the Tenant in obtaining or attempting to obtain a reduction or prevent an increase in the amount of such Taxes and the cost of all consultants retained by the Landlord or the Tenant in connection therewith.

(k)   "Term" means that period of time set out in Section 1.02 of this Lease.

(j) All buildings on the Lands and all other things being purchased shall remain until completion at the risk of the Landlord. Pending completion, the Landlord shall hold all insuracne policies and the proceeds thereof in trust for the parties as their interest may appear and in the event of substantial damage, the Tenant may either terminate this Agreement and have all monies theretofore paid returned without interest or deduction or else take the proceeds of any insurance and complete the purchase.

(k) Provided that this Agreement shall be effective to create an interest in the Property only if the subdivision control provisions of the Planning Act are complied with by the Landlord on or before completion and the Landlord hereby covenants to proceeds diligently, at its expense, to obtain any necessary consent on or before completion.

(l) Any rents, Operating Costs, realty taxes, local improvement charges, water and unmetered utility charges and the costs of fuel, as applicable, shall be apportioned and allowed to the day of completion (the day itself to be apportioned to the Tenant).

(m) The Transfer/Deed shall, save for the Land Transfer Tax Affidavits, be prepared in registrable form at the expense of the Landlord. If requested by the Tenant, the Landlord convenants that the transfer/Deed to be delivered on completion shall contain the statements contemplated by clauses 50(22)(a) and (b) of the Planning Act (Ontario).

(n) Time shall, in all respects, be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by the Landlord and Tenant or by their respective solicitors who are hereby expressly appointed in this regard.

(o) Any tender of documents or money hereunder may be made upon the Landlord or Tenant or their respective solicitors on the day for completion of this Agreement. Money may be tendered by bank draft or cheque certified by a chartered bank, trust company or Province of Ontario Savings Office.

(p) This Agreement including nay schedules attached hereto shall constitute the entire agreement between the Landlord and the Tenant. There is no representation, warranty, collateral agreement or condition, whether director collateral, or express or implied, which induced any party hereto to enter into this Agreement or on which reliance is placed by any such party, or which affects this Agreement or the Property or supported hereby other than as expressed herein. This Agreement shall be read with all changes of gender or number required by the context.

(q)  No insurance shall be transferred on completion.

(r) Provided that if the Tenant exercises its Option to purchase the Property as hereinbefore set out, this Lease shall be terminated as of the closing of the sale of the Tenant without cost or penalty to either party.

                                  SCHEDULE "D"
                                  ------------


ORLANDO CORPORATION

 6205 Airport Road, Mississauga, Ontario L4V1E3 Telephone (416) 677-5480
                                                Fax:  (416) 677-2824


February 15, 1994

Sidus Systems Inc.
25 Minthorn Crt.
Thornhill, Ontario
L3T 7N5

Attention:     Mrs. Rachel Kalisky
               Corporate Design

Subject:       Renovations to new office facility
               66 Leek Crescent

Dear Rachel,

We are pleased to provide you with an updated quotation to carry out the renovations at 66 Leek Crescent. This quotation is based upon the following:

i) Architectural drawings marked up and reviewed at February 2, 1994 meeting at Sidus Systems Inc.

ii)  Revisions to scope made February 14, 1994.

iii) Items clarified February 15, 1994.

Total cost of the work:                                   $525,000.00 + G.S.T.

We have included the following scope of work: enducement (350,000.00)
                                                         ------------
                                                         $175,000.00 Net Leasehold
                                                         ===========

GROUND FLOOR
------------

1.   DEMOLITION:
     ----------

     - Remove existing raised computer floors in M.I.S. and production areas, construct bulkheads to accommodate difference in ceiling heights.
     - Computer room near washrooms; existing raised floor to be removed, relocate existing glazed partition to expediting/purchasing area, fill in with drywall.
     -  Remove partitions as noted on plan.
     -  Remove existing carpet.
     -  Remove mail slots in expediting/purchasing area.
     -  Allow for garbage boxes and dumping charges.

2.   PARTITIONS:
     ----------

     - Provide drywall partitioning as shown on plan. - Reinstall 16 wood doors in hollow metal frames. - Provide 2 hollow metal doors in hollow metal frames. - Provide 16 hollow metal sidelights, 2 ft. wide, 8 ft. high with 4 panels. - Re-use existing finishing hardware where possible.
     -    Paint all new and existing walls, doors and frames.
     - Provide insulation to walls of classroom, demo room, cafeteria and engineer dept.
     -    Existing T-bar acoustic ceiling to be repaired where necessary.

3.   FLOORING:
     --------

     -    Provide new 28 oz/yd2 level loop 100% nylon carpet with carpet base.
     - Provide ceramic tile to match existing throughout lobby, coffee station adjacent to lobby and corridor to RMA department.
     - Remove ceramic tile in expanded cafeteria, replace with new vinyl tile to match existing vinyl tile.
     - Existing vinyl tile in engineer department and RMA department to remain. Allowance made for clean-up and re-wax.
     - Carpet in three offices to north-east corner of production area to remain.
     -    Provide urethane flooring to production room.

4.   MISCELLANEOUS:
     --------------

     - All fixtures, vanities and accessories in washrooms to remain. Washrooms to receive painting only.

WAREHOUSE
---------

     -    Remove fencing adjacent to RMA dept.
     - Construct new customer pick-up room complete with drywall strapping on warehouse wall, new T-bar acoustic ceiling, new vinyl tile floor and 2 ft. sidelight.
     - Construct overhead foor enclosure: - 8" concret block to 8 ft. high, drywall from top of masonry to underside of deck.
     - Provide three pairs of 3'6" x 8'2" hollow metal doors complete with rubber strip bumper.
     - Overhead doors, dock levellers, door seals to be serviced (landlord's work).
     -    Repair and service HVAC system (landlord's work).
     -    Remove and dispose of the UPS storage room (landlord's work).
     - Repair existing lights including ballasts and fluorescent tubes (landlord's work).
     -    Create one 12 ft. wide doorway to burn-in room.

SECOND FLOOR
------------

1.   DEMOLITION:
     ----------

     -    Remove partitions as noted.
     -    Remove existing carpet.
     -    Allow for garbage boxes and dumping charges.

2.   PARTITIONS:
     -----------

     -    Provide drywall partitioning as shown on plan.
     - Provide sound insulation to 5 meeting rooms, 1 boardroom and 4 executive offices.
     -    Re-install 15 wood doors in hollow metal frames.
     -    Provide 10 wood doors in hollow metal frames.
     - Provide 23 hollow metal sidelights, 2 ft. wide, 8 ft. high with 4 panels each.
     - Provide 3 sets of hollow metal sidelights, 8 ft. high with 4 panels each. Sidelight widths to be 2, 3 and 4 lites respectively.
     - Provide hollow metal framed window complete with fire shutter to view warehouse.
     - Provide drywall baffle above ceiling for 5 meeting rooms, 1 boardroom and 1 executive office.
     -    Paint all new and existing walls, doors and frames.
     -    Provide double-wall lighting detail to one meeting room.

3.   CEILINGS:
     ---------

     - Provide new T-bar acoustic ceiling to executive area defined by colum lines H and Dy.
     - Remainder of existing T-bar acoustic ceiling to be repaired where necessary.
     -    Provide bulkheads for 3 meeting rooms and 1 boardroom.
     -    Provide drywall ceiling detail to design office.

4.   FLOORING:

     - Provide 28 oz/yd2 level loop 100% nylon carpet with carpet base to carpeted areas.
     -    Existing vinyl tile in file room to remain.
     -    Provide ceramic floor to executive washroom and shower.
     -    Existing carpet to remain on second floor defined by grid lines 6x-10.

5.   MISCELLANEOUS:
     -------------

     -    Provide hat shelf and coat rod for closet.

WAREHOUSE ELECTRICAL:
--------------------

SCOPE OF WORK:      Based upon drawing marked up January 31, 1994.
--------------

1.   Burn-in room:
     -    Provide 12 - 110v/15A receptacles, wall mounted.
     -    Provide 40 - 110v/15A dedicated outlets, cabtire drop.
     -    Provide 60 ct. panel complete with 45 KVA transformer.

2.   Plant area:
     -    Provide one new 42 circuit panel complete with 30 KVA transformer.
     -    Provide 4 - 110v/15A duplex outlets at repair area A.
     -    Provide 4 - 110v/15A duplex outlets at drives area.
     -    Provide 2 - 110v/15A duplex outlets at copier/pre-packing area.
     -    Provide 1 - 220v outlet at skin machine.
     - Provide 8 - 110v/15A duplex outlets at large assembly and packing area.
     -    Provide 4 - 110v/15A duplex receptacles at south-west corner of plant.

3.   Production area:
     -    Provide one new 60 circuit panel complete with 45 KVA transformer.
     -    Provide 4 - 110v/15A duplex outlets at repair area 2.
     -    Provide 8 - 110v/15A dedicated outlets along north wall.
     -    Provide 28 - 110v/15A dedicated outlets at 7 columns.
     -    Provide 8 - 110v/15A duplex outlets at assembly line.
     -    Provide 8 - 110v/15A duplex outlets at spare station.

OFFICE ELECTRICAL:
-----------------

SCOPE OF WORK:
-------------

     -    Perform all electrical work involved with demolition.
     -    Re-install fixtures in areas where T-bar acoustic ceiling is lowered.
     - Relocate/add 2' x 4' fluorescent light fixtures to suit new partition layout.
     -    Provide 70 - 110v/15A receptacles for office areas.
     -    Provide 30 telephone outlet boxes for office areas.
     - Modify existing emergency, exit lighting, fire alarm system to suit new layout.
     -    Remove all existing communication cable left in ceiling.
     -    Provide all power wiring to new mechanical equipment.
     -    Allow for 22 potlights in executive area.
     -    Provide 8 isolated ground receptacles for computer room.
     -    Provide 4 dedicated receptacles for demo room.

MECHANICAL SCOPE:
----------------

     -    Provide exhaust fans for 5 meeting rooms and 1 boardroom.
     -    Provide 3 exhaust fans ducted to outside for 3 smoking areas.
     - Provide one V.A.V. box, associated ducting and controls for each of three areas: expanded cafeteria, demo room and classroom.
     - Add new duct system and VAV boxes to existing roof top unit to accommodate change of existing computer room to production area.
     -    Provide one exhaust fan for new washroom and shower in executive area.
     - Relocate existing diffusers and thermostats to suit revised partition layout.
     -    Expediting/purchasing area to remain as is.
     - Burn-in room in plan to remain as is, i.e. no heating, cooling or ventilation.
     -    Cafeteria equipment to be serviced (landlord's work).
     - H.V.A.C. system to be serviced and left in proper working condition (landlord's work).

PLUMBING SCOPE:
--------------

     - Provide one shower and 2-piece washroom complete with hot water tank to executive area.
     -    All coffee stations to remain as is.

SPRINKLER SCOPE:
---------------

     -    Relocate/add sprinkler heads to suit revised layout where necessary.
     -    No alterations to existing warehouse sprinker system included.

We have included all design, engineering, permits and supervision.

PAYMENT SCHEDULE:
----------------

As per the Lease Agreement, Orlando's contribution towards Leasehold Improvements is $350,000.00. We anticipate the work to be substantially complete by the end of March.

You will be billed $35,000.00 weekly, for a period of five weeks commencing, February 28, 1994 as follows:

                              $525,000.00
                              -350,000.00
                              -----------
                              $175,000.00
                               + 5 weeks
                              -----------
                              $ 35,000.00

No extras will be undertaken until Orlando receives a signed work order.

All invoices are due upon receipt.

Please sign and return one copy indicating your authorization to proceed.

*
Should you have any questions, please do not hesitate to call.


Yours truly,

ORLANDO CORPORATION

                                   cc:  Henry Kalisky       Sidus
                                        Al Muzar            Sidus
                                        Carlo Fidani        Orlando
                                        Jim Turner          Orlando
David Wawrychuk, P.Eng.                 Gale Robertson      Magerman & Page
Project Co-ordinator
dw/mc



                                   ACCEPTED



                                   ---------------------------------
                                   SIDUS SYSTEM INC.



* All payments hereunder are subject to the hold back requirements of the Construction Lien Act (Ontario).